SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2005

SYNPLICITY, INC.

(Exact Name of the Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-31545	77-0368779
(Commission File Number)	(I.R.S. Employer Identification No.)

600 West California Avenue, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 215-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 12, 2005, Synplicity, Inc. (“Synplicity”) and Andrew Dauman, Synplicity’s vice president, worldwide engineering, entered into a Letter of Promotion (the “Letter”), which referred to a previously existing Change of Control Option Acceleration Agreement dated August 31, 2004 between Synplicity and Mr. Dauman, (the “Agreement”). The Agreement provides that in the event all or substantially all of Synplicity’s assets are sold, or if Synplicity is a party to a merger as a result of which its shareholders own less than 50% of the surviving entity (each, a “Change of Control”), and the employment of Mr. Dauman is terminated without cause or constructively terminated without cause within 12 months after such Change of Control, all unvested stock issued to Mr. Dauman will immediately vest and become exercisable.

On May 13, 2005, Synplicity issued a press release announcing the promotion of Mr. Dauman to vice president, worldwide engineering, effective immediately. Mr. Dauman joined Synplicity in 1994 and most recently served as Synplicity’s vice president of corporate applications engineering.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.42	Letter of Promotion dated May 12, 2005 between Registrant and Andrew Dauman.

10.42.1	Change of Control Option Acceleration Agreement dated August 31, 2004 between Registrant and Andrew Dauman.

99.1	Press Release dated May 13, 2005 of Registrant for Andrew Dauman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2005

SYNPLICITY, INC.

By:	/s/ Gary Meyers
Gary Meyers
President and Chief Executive Officer

By:	/s/ Douglas S. Miller
Douglas S. Miller
Senior Vice President of Finance and Chief Financial Officer

SYNPLICITY, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
10.42	Letter of Promotion dated May 12, 2005 between Registrant and Andrew Dauman.

10.42.1	Change of Control Option Acceleration Agreement dated August 31, 2004 between Registrant and Andrew Dauman.

99.1	Press Release dated May 13, 2005 of Synplicity, Inc. for Andrew Dauman.